UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 11, 2010): January 11, 2010

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 11, 2010, the Company issued a press release announcing, among other things, that it reiterates that it expects to be profitable for the fourth quarter of fiscal year 2009, with diluted earnings per share now projected to range between $0.04 to $0.06, excluding potential non-cash charges, if any. The Company also noted that comparable store sales for November and December, the nine week period ended January 2, 2010 (“holiday period”), improved slightly from the comparable store sales results in the third quarter of fiscal year 2009.

The Company also announced that based on favorable customer response to its outlet store test that began in 2009; it has commenced an outlet store strategy with an expectation of opening 20 to 25 stores during fiscal year 2010. The Company expects the outlet stores to achieve 4-wall profitability in their first full year of operation. However, the initial outlet store infrastructure costs and pre-opening expenses are expected to negatively impact results during the first half of fiscal year 2010.

The Company also noted that, despite the challenging consumer spending environment, it expects to deliver improved performance during the first half of fiscal year 2010 versus the prior year period. Additionally, start-up costs associated with the opening of New York & Company outlet locations will negatively impact operating results during the first half of fiscal year 2010.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: January 11, 2010	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued January 11, 2010